Exhibit 99.1

Concentrix Reports Second Quarter 2026 Results
•Revenue and profit within guidance as reported
•A record-high second quarter $258M in cash flow from operations, $242M in adjusted free cash flow
•iX Suite deals up 400% year over year

Newark, Calif., June 29, 2026 – Concentrix Corporation (NASDAQ: CNXC), a global technology and services leader, today announced financial results for the fiscal second quarter ended May 31, 2026.

	Three Months Ended
	May 31, 2026	May 31, 2025	Change
Revenue ($M)	$2,462.5	$2,417.4	1.9%
Operating income ($M)	$95.4	$148.3	(35.7)%
Non-GAAP operating income ($M) (1)	$292.0	$303.7	(3.9)%
Operating margin	3.9%	6.1%	-220 bps
Non-GAAP operating margin (1)	11.9%	12.6%	-70 bps
Net income ($M)	$55.3	$42.1	31.4%
Non-GAAP net income ($M) (1)	$168.6	$179.6	(6.1)%
Adjusted EBITDA ($M) (1)	$347.4	$357.3	(2.8)%
Adjusted EBITDA margin (1)	14.1%	14.8%	-70 bps
Diluted earnings per common share	$0.86	$0.63	36.5%
Non-GAAP diluted earnings per common share (1)	$2.63	$2.70	(2.6)%
(1) See non-GAAP reconciliations included in the accompanying financial tables for the reconciliation of each non-GAAP measure to its most directly comparable GAAP measure.

Second Quarter Fiscal 2026 Highlights:
•Revenue of $2,462.5 million, an increase of 1.9% year-on-year on an as reported basis compared to revenue of $2,417.4 million in the prior year second quarter. The Company grew revenue 0.6% year-on-year on a constant currency basis.
•Operating income of $95.4 million, or 3.9% of revenue, compared to $148.3 million, or 6.1% of revenue, in the prior year second quarter.
•Non-GAAP operating income of $292.0 million, or 11.9% of revenue, compared with $303.7 million, or 12.6% of revenue in the prior year second quarter.
•Adjusted EBITDA of $347.4 million, or 14.1% of revenue, compared with $357.3 million, or 14.8% of revenue in the prior year second quarter.
•Cash flow provided by operations was $257.9 million in the quarter. Adjusted free cash flow(1) was $242.3 million in the quarter.
•Diluted earnings per common share (“EPS”) was $0.86 compared to $0.63 in the prior year second quarter.
•Non-GAAP diluted EPS was $2.63 compared to $2.70 in the prior year second quarter.

“Our second quarter marked an acceleration in many areas in the evolution of our business,” said Chris Caldwell, President and CEO of Concentrix. “Our blended AI and services approach is delivering value to clients by lowering their costs and increasing their revenue, helping us differentiate ourselves in the marketplace."

Quarterly Dividend and Share Repurchase Program:
•The Company paid a $0.36 per share quarterly dividend on May 5, 2026. The Company’s Board of Directors has declared a quarterly dividend of $0.36 per share payable on August 4, 2026, to shareholders of record at the close of business on July 24, 2026.
•The Company did not repurchase any shares under its share repurchase program during the second quarter of fiscal year 2026. At May 31, 2026, the Company’s remaining share repurchase authorization was $396.6 million.

Business Outlook:
The following statements are based on the Company’s current expectations for the third quarter and the full year fiscal 2026. Non-GAAP financial measures exclude the impact of acquisition-related, integration and restructuring expenses, amortization of intangible assets, depreciation, loss on held for sale, share-based compensation and the related tax effects thereon. The non-GAAP EPS guidance assumes no impact from changes in acquisition contingent consideration and foreign currency losses (gains), net included in other expense (income), net. These statements are forward-looking and actual results may differ materially.

Third Quarter Fiscal 2026 Expectations:
•Third quarter reported revenue of $2.465 billion to $2.490 billion. Based on current exchange rates, these expectations assume an approximate 75-basis point negative impact of foreign exchange rates compared with the prior year period. The guidance implies constant currency revenue growth for the quarter ranging from 0.0% to 1.0%.
•Operating income of $121 million to $131 million and non-GAAP operating income of $295 million to $305 million.
•Non-GAAP diluted EPS of $2.65 to $2.77, assuming approximately 60.9 million diluted common shares outstanding and approximately 4.8% of net income attributable to participating securities.
•The effective tax rate is expected to be approximately 25%.

Full Year 2026 Expectations:
•Full year reported revenue of $9.925 billion to $10.025 billion. Based on current exchange rates, these expectations assume an approximate 75-basis point positive impact of foreign exchange rates compared with the prior year. The guidance implies constant currency revenue growth for the full year of 0.25% to 1.25%.
•Operating income of $509 million to $539 million and non-GAAP operating income of $1,200 million to $1,230 million.
•Non-GAAP diluted EPS of $10.83 to $11.18, assuming approximately 61.1 million diluted common shares outstanding and approximately 4.8% of net income attributable to participating securities.
•The effective tax rate is expected to be approximately 24.5%.

In addition, the Company expects to generate approximately $630.0 million to $650.0 million of adjusted free cash flow in fiscal year 2026.

The Company believes that a quantitative reconciliation of the non-GAAP EPS outlook to the most directly comparable GAAP measure cannot be provided without unreasonable efforts due to (a) the inability to forecast future changes in acquisition contingent consideration, which is based, in part, on the future trading price of the Company’s common stock, and (b) the inability to forecast future foreign currency losses (gains), net included in other expense (income), net. For the same reason, the Company is unable to address the probable significance of the unavailable information, which may have a material impact on the Company’s GAAP results.

The Company believes that a quantitative reconciliation of the adjusted free cash flow outlook to the most directly comparable GAAP measure cannot be provided without unreasonable efforts due to uncertainty related to the future changes in the Company’s factoring program and related timing of those changes. For the same reason, the Company is unable to address the probable significance of the unavailable information, which may have a material impact on the Company’s GAAP results.

Conference Call and Webcast
The Company will host a conference call for investors to review its second quarter fiscal 2026 results today at 5:00 p.m. (ET)/2:00 p.m. (PT).

The live conference call webcast will be available in listen-only mode in the Investor Relations section of the Company’s website under “Events and Presentations” at https://ir.concentrix.com/events-and-presentations. A replay will also be available on the website following the conference call.

About Concentrix: Powering a World That Works
Concentrix Corporation (NASDAQ: CNXC), is the Fortune 500® technology and services company, helping the world's best brands create intelligent operations that perform in the real world. We design, build, and run integrated human and AI solutions, harnessing the insight from billions of real-world interactions to help 2,000+ of the world’s most complex organizations solve their toughest business challenges. Backed by 20+ years of operational experience and battle tested AI, we’re the intelligent transformation partner that helps clients across every major industry move from ambition to measurable, scalable performance. Virtually everywhere. To learn more, visit concentrix.com.

Use of Non-GAAP Information
In addition to disclosing financial results that are determined in accordance with GAAP, we also disclose certain non-GAAP financial information, including:

•Constant currency revenue growth, which is revenue growth adjusted for the translation effect of foreign currencies so that certain financial results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of our business performance. Constant currency revenue growth is calculated by translating the revenue of each fiscal year in the billing currency to U.S. dollars using the comparable prior year’s currency conversion rate in comparison to prior year’s revenue. Generally, when the U.S. dollar either strengthens or weakens against other currencies, revenue growth at constant currency rates or adjusting for currency will be higher or lower than revenue growth reported at actual exchange rates.
•Non-GAAP operating income, which is operating income, adjusted to exclude acquisition-related, integration and restructuring expenses, step-up depreciation, amortization of intangible assets, loss on held for sale and share-based compensation.
•Non-GAAP operating margin, which is non-GAAP operating income, as defined above, divided by revenue.
•Adjusted earnings before interest, taxes, depreciation, and amortization, or adjusted EBITDA, which is non-GAAP operating income, as defined above, plus depreciation (exclusive of step-up depreciation).
•Adjusted EBITDA margin, which is adjusted EBITDA, as defined above, divided by revenue.
•Non-GAAP net income, which is net income excluding the tax-effected impact of acquisition-related, integration and restructuring expenses, step-up depreciation, amortization of intangible assets, loss on held for sale, share-based compensation, certain debt costs, imputed interest related to the Sellers’ Note, certain legal settlement costs, change in acquisition contingent consideration and foreign currency losses (gains), net. Non-GAAP net income also excludes the income tax effect of certain tax law changes.

•Free cash flow, which is cash flows from operating activities less capital expenditures, and adjusted free cash flow, which is free cash flow excluding the effect of changes in the outstanding factoring balance. We believe that free cash flow is a meaningful measure of cash flows since capital expenditures are a necessary component of ongoing operations. We believe that adjusted free cash flow is a meaningful measure of cash flows because it removes the effect of factoring which changes the timing of the receipt of cash for certain receivables. However, free cash flow and adjusted free cash flow have limitations because they do not represent the residual cash flow available for discretionary expenditures. For example, free cash flow and adjusted free cash flow do not incorporate payments for business acquisitions.
•Non-GAAP diluted EPS, which is diluted EPS excluding the per share, tax-effected impact of acquisition-related, integration and restructuring expenses, step-up depreciation, amortization of intangible assets, loss on held for sale, share-based compensation, certain debt costs, imputed interest related to the Sellers’ Note, certain legal settlement costs, change in acquisition contingent consideration and foreign currency losses (gains), net. Non-GAAP EPS also excludes the per share income tax effect of certain tax law changes. Non-GAAP EPS also reflects a per share adjustment to exclude non-GAAP net income attributable to participating securities.

We believe that providing this additional information is useful to the reader to better assess and understand our base operating performance, especially when comparing results with previous periods and for planning and forecasting in future periods, primarily because management typically monitors the business adjusted for these items in addition to GAAP results. Management also uses these non-GAAP measures to establish operational goals and, in some cases, for measuring performance for compensation purposes. These non-GAAP financial measures exclude amortization of intangible assets. Although intangible assets contribute to our revenue generation, the amortization of intangible assets does not directly relate to the services performed for our clients. Additionally, intangible asset amortization expense typically fluctuates based on the size and timing of our acquisition activity. Accordingly, we believe excluding the amortization of intangible assets, along with the other non-GAAP adjustments, which neither relate to the ordinary course of our business nor reflect our underlying business performance, enhances our and our investors’ ability to compare our past financial performance with our current performance and to analyze underlying business performance and trends. These non-GAAP financial measures also exclude share-based compensation expense. Given the subjective assumptions and the variety of award types that companies can use when calculating share-based compensation expense, management believes this additional information allows investors to make additional comparisons between our operating results and those of our peers. As these non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures and should be used as a complement to, and in conjunction with, data presented in accordance with GAAP.

Safe Harbor Statement
This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements regarding the Company’s expected future financial condition, growth and profitability, results of operations, including revenue and operating income, cash flows, and effective tax rate, leverage and liquidity, capital expenditures and anticipated investment costs, the Company’s stock price and market capitalization, the future growth and success of, and demand for, the Company’s services and products, the potential benefits associated with use of the Company’s artificial intelligence (“AI”) solutions and other products, share repurchase and dividend activity, capital allocation, debt repayment and obligations, business strategy, product launches, foreign currency exchange rate fluctuations, and statements that include words such as believe, expect, intend, plan, may, will, anticipate, provide, could, should, target, estimate, outlook, and other similar expressions. These forward-looking statements are inherently uncertain and involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Risks and uncertainties include, among other things: risks related to general economic and geopolitical conditions and their effects on our clients’ businesses and demand for our services, including consumer demand, interest rates, inflation, the price of oil and other petroleum-based products, international tariffs and global trade policies, supply chains, and the conflicts in the Middle East and Ukraine; cyberattacks on the Company’s or its clients’ networks and information technology systems; uncertainty around, and disruption from, new and emerging technologies, including the adoption and utilization of AI, including agentic and generative AI; the failure of the Company’s staff and contractors to adhere to the Company’s and its clients’ controls and processes; the inability to protect personal and proprietary information; the effects of communicable diseases or other public health crises, natural disasters and adverse weather conditions; geopolitical, economic and climate- or weather-related risks in regions with a significant concentration of the Company’s operations; the ability to successfully execute the Company’s strategy; the timing and success of product launches; competitive conditions in the Company’s industry and consolidation of its competitors; variability in demand by the Company’s clients or the early termination of the Company’s client contracts; the level of business activity of the Company’s clients and the market acceptance and performance of their products and services; the demand for end-to-end solutions and technology; damage to the Company’s reputation through the actions or inactions of third parties; changes in law, regulations, or regulatory guidance, or changes in their interpretation or enforcement, including changes in law and policy that restrict offshoring or travel or visas between countries in which we have operations; the operability of the Company’s communication services and information technology systems and networks; the loss of key personnel or the inability to attract and retain staff across all geographies with the skills and expertise needed for the Company’s business; increases in the cost of labor, including minimum wage rates in the countries in which the Company operates; the inability to successfully identify, complete, and integrate strategic acquisitions or investments or realize anticipated benefits within the expected timeframe; higher than expected tax liabilities; currency exchange rate fluctuations; investigative or legal actions; and other factors contained in the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2025 filed with the Securities and Exchange Commission (“SEC”) and subsequent documents filed with or furnished to the SEC. The Company does not undertake a duty to update forward-looking statements, which speak only as of the date on which they are made, except as required by law.

Copyright 2026 Concentrix Corporation. All rights reserved. Concentrix, the Concentrix logo, and all other Concentrix company, product, and services word and design marks and slogans are trademarks or registered trademarks of Concentrix Corporation and its subsidiaries. Other names and marks are the property of their respective owners.

From Fortune ©2026 Fortune Media (USA) Corporation. All rights reserved. Used under license. Fortune and Fortune 500 are registered trademarks of Fortune Media (USA) Corporation and are used under license. Fortune and Fortune Media (USA) Corporation are not affiliated with, and do not endorse products or services of, Concentrix.

Investor Contact:
Elise Brassell
Concentrix Corporation
Investor.relations@concentrix.com

CONCENTRIX CORPORATION
CONSOLIDATED BALANCE SHEETS
(currency and share amounts in thousands, except par value)

	May 31, 2026	November 30, 2025
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$255,566	$327,347
Accounts receivable, net	1,987,978	1,999,021
Assets held for sale	202,738	—
Other current assets	593,611	758,135
Total current assets	3,039,893	3,084,503
Property and equipment, net	709,829	735,550
Goodwill	3,653,490	3,671,746
Intangible assets, net	1,749,909	1,960,338
Deferred tax assets	343,201	317,453
Other assets	1,016,525	991,496
Total assets	$10,512,847	$10,761,086

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$198,108	$244,771
Current portion of long-term debt	650,000	65,625
Accrued compensation and benefits	658,057	764,962
Other accrued liabilities	815,876	997,198
Income taxes payable	85,078	123,794
Liabilities held for sale	172,259	—
Total current liabilities	2,579,378	2,196,350
Long-term debt, net	3,934,874	4,572,889
Other long-term liabilities	1,011,706	950,983
Deferred tax liabilities	285,603	296,519
Total liabilities	7,811,561	8,016,741
Stockholders’ equity:
Preferred stock, $0.0001 par value, 10,000 shares authorized and no shares issued and outstanding as of May 31, 2026 and November 30, 2025, respectively	—	—
Common stock, $0.0001 par value, 250,000 shares authorized; 70,591 and 70,316 shares issued as of May 31, 2026 and November 30, 2025, respectively, and 60,863 and 61,739 shares outstanding as of May 31, 2026 and November 30, 2025, respectively	7	7
Additional paid-in capital	3,838,082	3,783,972
Treasury stock, 9,728 and 8,577 shares as of May 31, 2026 and November 30, 2025, respectively	(657,340)	(610,162)
Retained deficit	(146,518)	(177,010)
Accumulated other comprehensive loss	(332,945)	(252,462)
Total stockholders’ equity	2,701,286	2,744,345
Total liabilities and stockholders’ equity	$10,512,847	$10,761,086

CONCENTRIX CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(currency and share amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended			Six Months Ended
	May 31, 2026	May 31, 2025	% Change	May 31, 2026	May 31, 2025	% Change
Revenue
Technology and consumer electronics	$624,244	$662,719	(6)%	$1,259,333	$1,320,411	(5)%
Retail, travel and e-commerce	640,795	583,782	10%	1,290,158	1,167,680	10%
Communications and media	392,255	392,963	—%	786,271	763,963	3%
Banking, financial services and insurance	432,388	384,015	13%	853,993	749,208	14%
Healthcare	151,869	176,386	(14)%	330,699	366,191	(10)%
Other	220,922	217,506	2%	442,410	422,140	5%
Total revenue	$2,462,473	$2,417,371	2%	$4,962,864	$4,789,593	4%
Cost of revenue	1,639,124	1,569,223	4%	3,289,858	3,085,546	7%
Gross profit	823,349	848,148	(3)%	1,673,006	1,704,047	(2)%
Selling, general and administrative expenses	727,928	699,803	4%	1,459,026	1,386,835	5%
Operating income	95,421	148,345	(36)%	213,980	317,212	(33)%
Interest expense and finance charges, net	68,074	75,406	(10)%	143,391	148,400	(3)%
Other expense (income), net	(42,128)	21,218	(299)%	(27,617)	16,299	(269)%
Income before income taxes	69,475	51,721	34%	98,206	152,513	(36)%
Provision for income taxes	14,199	9,628	47%	21,341	40,163	(47)%
Net income	$55,276	$42,093	31%	$76,865	$112,350	(32)%

Earnings per common share:
Basic	$0.86	$0.63		$1.20	$1.68
Diluted	$0.86	$0.63		$1.20	$1.68
Weighted-average common shares outstanding:
Basic	60,850	63,355		61,062	63,693
Diluted	60,862	63,406		61,078	63,733

CONCENTRIX CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(currency and share amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended	Six Months Ended
	May 31, 2026	May 31, 2026
Revenue	$2,462,473	$4,962,864
Revenue growth, as reported under U.S. GAAP	1.9%	3.6%
Foreign exchange impact	(1.3)%	(2.3)%
Constant currency revenue growth	0.6%	1.3%

	Three Months Ended		Six Months Ended
	May 31, 2026	May 31, 2025	May 31, 2026	May 31, 2025
Operating income	$95,421	$148,345	$213,980	$317,212
Acquisition-related, integration and restructuring expenses (1)	65,505	16,808	100,374	34,832
Step-up depreciation	2,701	2,536	5,456	4,912
Amortization of intangibles	102,057	109,158	205,513	214,777
Loss on held for sale	963	—	6,892	—
Share-based compensation	25,367	26,862	54,822	53,462
Non-GAAP operating income	$292,014	$303,709	$587,037	$625,195

	Three Months Ended		Six Months Ended
	May 31, 2026	May 31, 2025	May 31, 2026	May 31, 2025
Net income	$55,276	$42,093	$76,865	$112,350
Interest expense and finance charges, net	68,074	75,406	143,391	148,400
Provision for income taxes	14,199	9,628	21,341	40,163
Other expense (income), net	(42,128)	21,218	(27,617)	16,299
Acquisition-related, integration and restructuring expenses (1)	65,505	16,808	100,374	34,832
Step-up depreciation	2,701	2,536	5,456	4,912
Amortization of intangibles	102,057	109,158	205,513	214,777
Loss on held for sale	963	—	6,892	—
Share-based compensation	25,367	26,862	54,822	53,462
Depreciation (exclusive of step-up depreciation)	55,361	53,615	108,519	106,336
Adjusted EBITDA	$347,375	$357,324	$695,556	$731,531

	Three Months Ended		Six Months Ended
	May 31, 2026	May 31, 2025	May 31, 2026	May 31, 2025
Operating margin	3.9%	6.1%	4.3%	6.6%
Non-GAAP operating margin	11.9%	12.6%	11.8%	13.1%
Adjusted EBITDA margin	14.1%	14.8%	14.0%	15.3%

	Three Months Ended		Six Months Ended
	May 31, 2026	May 31, 2025	May 31, 2026	May 31, 2025
Net income	$55,276	$42,093	$76,865	$112,350
Acquisition-related, integration and restructuring expenses (1)	65,505	16,808	100,374	34,832
Step-up depreciation	2,701	2,536	5,456	4,912
Debt costs (2)	—	1,102	6,268	1,102
Imputed interest related to Sellers’ Note included in interest expense and finance charges, net	—	4,503	—	8,689
Legal settlement costs (3)	—	2,000	—	2,000
Change in acquisition contingent consideration included in other expense (income), net	(529)	8,691	(945)	6,667
Foreign currency losses (gains), net (4)	(44,965)	10,789	(32,659)	6,610
Amortization of intangibles	102,057	109,158	205,513	214,777
Loss on held for sale	963	—	6,892	—
Share-based compensation	25,367	26,862	54,822	53,462
Income taxes related to the above (5)	(37,805)	(44,931)	(85,862)	(81,923)
Income tax effect of change in tax law	—	—	—	4,269
Non-GAAP net income	$168,570	$179,611	$336,724	$367,747

	Three Months Ended		Six Months Ended
	May 31, 2026	May 31, 2025	May 31, 2026	May 31, 2025
Net income	$55,276	$42,093	$76,865	$112,350
Less: net income allocated to participating securities (6)	(2,745)	(2,035)	(3,869)	(5,448)
Net income attributable to common stockholders	$52,531	$40,058	$72,996	$106,902

	Three Months Ended		Six Months Ended
	May 31, 2026	May 31, 2025	May 31, 2026	May 31, 2025
Non-GAAP net income	$168,570	$179,611	$336,724	$367,747
Less: Non-GAAP net income allocated to participating securities (7)	(8,371)	(8,685)	(16,949)	(17,831)
Non-GAAP income attributable to common stockholders	$160,199	$170,926	$319,775	$349,916

	Three Months Ended		Six Months Ended
	May 31, 2026	May 31, 2025	May 31, 2026	May 31, 2025
Diluted earnings per common share (“EPS”) (6)	$0.86	$0.63	$1.20	$1.68
Acquisition-related, integration and restructuring expenses	1.08	0.27	1.64	0.55
Step-up depreciation	0.04	0.04	0.09	0.08
Debt costs (2)	—	0.02	0.10	0.02
Imputed interest related to Sellers’ Note included in interest expense and finance charges, net	—	0.07	—	0.14
Legal settlement costs (3)	—	0.03	—	0.03
Change in acquisition contingent consideration included in other expense (income), net	(0.01)	0.14	(0.02)	0.10
Foreign currency losses (gains), net (4)	(0.74)	0.17	(0.53)	0.10
Amortization of intangibles	1.68	1.72	3.36	3.37
Loss on held for sale	0.02	—	0.11	—
Share-based compensation	0.42	0.42	0.90	0.84
Income taxes related to the above (5)	(0.62)	(0.71)	(1.41)	(1.29)
Income tax effect of change in tax law	—	—	—	0.07
Adjustment for participating securities (7)	(0.10)	(0.10)	(0.20)	(0.20)
Non-GAAP Diluted EPS (7)	$2.63	$2.70	$5.24	$5.49

Weighted-average number of common shares - diluted	60,862	63,406	61,078	63,733

	Three Months Ended		Six Months Ended
	May 31, 2026	May 31, 2025	May 31, 2026	May 31, 2025
Net cash provided by operating activities	$257,891	$236,536	$174,671	$237,944
Purchases of property and equipment	(48,174)	(55,792)	(102,076)	(106,410)
Free cash flow	209,717	180,744	72,595	131,534
Change in outstanding factoring balances	32,607	19,542	25,116	28,936
Adjusted free cash flow	$242,324	$200,286	$97,711	$160,470

	Forecast
	Three Months Ending August 31, 2026		Fiscal Year Ending November 30, 2026
	Low	High	Low	High
Revenue	$2,465,000	$2,490,000	$9,925,000	$10,025,000
Revenue growth, as reported under U.S. GAAP	(0.75)%	0.25%	1.00%	2.00%
Foreign exchange impact	0.75%	0.75%	(0.75)%	(0.75)%
Constant currency revenue growth	0.0%	1.0%	0.25%	1.25%

	Forecast
	Three Months Ending August 31, 2026		Fiscal Year Ending November 30, 2026
	Low	High	Low	High
Operating income	$120,900	$130,900	$508,808	$538,808
Amortization of intangibles	102,500	102,500	395,000	395,000
Share-based compensation	23,800	23,800	105,000	105,000
Acquisition-related, integration and restructuring expenses	45,000	45,000	175,000	175,000
Step-up depreciation	2,800	2,800	9,300	9,300
Loss on held for sale	—	—	6,892	6,892
Non-GAAP operating income	$295,000	$305,000	$1,200,000	$1,230,000

(1) For the three and six months ended May 31, 2026, acquisition-related, integration and restructuring expenses primarily included restructuring costs associated with our recent cost reduction initiatives, including severance and employee-related costs. Restructuring expenses also included costs associated with facilities consolidation, including lease terminations. For the three and six months ended May 31, 2025, acquisition-related, integration and restructuring costs primarily included integration costs associated with our combination with Webhelp and restructuring expenses. These costs primarily included severance and employee-related costs, costs associated with facilities consolidation, including lease terminations to integrate the businesses, and information technology system consolidation costs.

(2) For the six months ended May 31, 2026, debt costs included debt extinguishment costs associated with our early redemption of $600 million of our senior notes due in August 2026. For the three and six months ended May 31, 2025, debt costs included debt extinguishment costs associated with our restated credit agreement and our voluntary prepayment of a portion of our outstanding term loans.

(3) For the three and six months ended May 31, 2025, legal settlement costs consist of amounts incurred to settle certain litigation arising outside of the ordinary course of business.

(4) Foreign currency losses (gains), net are included in other expense (income), net and primarily consist of gains and losses recognized on the revaluation and settlement of foreign currency transactions and realized and unrealized gains and losses on derivative contracts that do not qualify for hedge accounting.

(5) The tax effect of taxable and deductible non-GAAP adjustments was calculated using the tax-deductible portion of the expenses and applying the entity-specific, statutory tax rates applicable to each item during the respective periods presented.

(6) Diluted EPS is calculated using the two-class method, which is an earnings allocation proportional to the respective ownership among holders of common stock and participating securities. Restricted stock awards and certain restricted stock units granted to employees are considered participating securities. For the purposes of calculating diluted EPS, net income attributable to participating securities was approximately 5.0% and 4.8% of net income, respectively, for the three months ended May 31, 2026 and 2025 and 5.0% and 4.8% of net income, respectively, for the six months ended May 31, 2026 and 2025.

(7) For the purposes of calculating non-GAAP net income attributable to common shareholders and non-GAAP diluted EPS, non-GAAP net income attributable to participating securities was approximately 5.0% and 4.8% of non-GAAP net income, respectively, for the three months ended May 31, 2026 and 2025, and 5.0% and 4.8% of non-GAAP net income, respectively, for the six months ended May 31, 2026 and 2025, and was excluded from non-GAAP net income attributable to common shareholders to calculate non-GAAP diluted EPS.